SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2008

BOO KOO HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50057	90-0294343
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4951 Airport Parkway, #660, Addison, Texas 75001
(Address of Principal Executive Offices)(Zip Code)

(972) 818-3862
Registrant’s Telephone Number

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 9, 2008, Swire Coca-Cola, Inc. informed us that it would discontinue all production and distribution of our products once its current inventory of our products was depleted. During 2007 and 2006, Swire Coca-Cola accounted for approximately 16% and 19%, respectively, of our total sales. We believe that Swire Coca-Cola's decision was based in part on the introduction of new products by Coca-Cola, such as Fuse and Vitamin Water, in the fourth quarter of 2007. During the last several months, several other distributors in the Coca-Cola distribution system have terminated their distribution arrangements with us or reduced the amount of product they are purchasing from us. In addition, we cannot assure you that other distributors in the Coca-Cola distribution system will not terminate their distribution arrangements with us or reduce the amount of product they are purchasing from us. We are currently seeking new or expanded relationships with third party distributors and will continue to pursue such relationships. However, we cannot assure you that we will be successful.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BOO KOO HOLDINGS, INC.

	By:	/s/ Stephen C. Ruffini
	Name:	Stephen C. Ruffini
	Title:	Chief Financial Officer

Date: January 11, 2008